EXHIBIT 3.77
Secretary of State
Business Services and Regulation
Suite 315, West Tower
2 Martin Luther King Jr. Dr.
Atlanta, Georgia 30334-1530
CHARTER NUMBER: 9118117 DP
COUNTY: FULTON
DATE INCORPORATED: OCTOBER 11, 1991
EXAMINER: JANICE JACKSON
TELEPHONE: 404-656-2784
REQUESTED BY:
C T CORPORATION SYSTEM
JENNIFER F. AULTMAN
2 PEACHTREE STREET, N.W.
ATLANTA, GA 30383
CERTIFICATE OF INCORPORATION
I, MAX CLELAND, Secretary of State and the Corporations Commissioner of the State of Georgia do hereby certify, under the seal of my office, that
“FANNIN REGIONAL HOSPITAL, INC.”
has been duly incorporated under the laws of the State of Georgia on the date set forth above, by the filing of articles of incorporation in the office of the Secretary of State and the fees therefor paid, as provided by law, and that attached hereto is a true copy of said articles of incorporation.
WITNESS, my hand and official seal, in the City of Atlanta, and the State of Georgia on the date set forth below.
DATE: OCTOBER 21, 1991
FORM A1 (JULY 1989)
/s/Max Cleland
MAX CLELAND
SECRETARY OF STATE
/s/Verley J. Spivey
VERLEY J. SPIVEY
DEPUTY SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
FANNIN REGIONAL HOSPITAL, INC.
The undersigned person, acting as incorporator of a corporation under the Georgia Business Corporation Code, does hereby adopt the following Articles of Incorporation for such corporation:
ARTICLE ONE
The name of the Corporation is Fannin Regional Hospital, Inc.
ARTICLE TWO
The number of shares the corporation is authorized to issue is One Thousand (1,000) shares of $.01 par value per share common stock.
ARTICLE THREE
The street address of its initial registered office is 2 Peachtree Street, NW, Atlanta, Fulton County, Georgia 30383 and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.
ARTICLE FOUR
The name and address of the incorporator is J. F. Aultman, 2 Peachtree Street, N. W., Fulton County, Atlanta, Georgia 30383.
ARTICLE FIVE
The mailing address of the initial principal office of the corporation is 14550 Torrey Chase Boulevard, Suite 450, Houston, Texas 77014.
ARTICLE SIX
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or, omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Code Section 14-2-832 of the Georgia Business Corporation Code or (iv) for any transaction from which the director derives an improper personal benefit. If the Georgia Business Corporation Code is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE SEVEN
A. Rights to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, or is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Georgia Business Corporation Code as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee is heirs, executors and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its fins/ disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Georgia Business Corporation Code requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
B. Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Georgia Business Corporation Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Georgia Business Corporation Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, or in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation or any Bylaw agreement vote of stockholders or disinterested directors or otherwise.
D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Georgia Business Corporation Code.
E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Georgia Business Corporation Code with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE EIGHT
The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted by the board of directors.
IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 7th day of October, 1991.
/s/J. F. Aultman
2 Peachtree Street, N.W.
Atlanta, Georgia 30383
SECRETARY OF STATE Oct 21 3:24 PM ‘91

MAX CLELAND
Secretary of State
State of Georgia
BUSINESS SERVICES AND REGULATION
Suite 315, West Tower
2 Martin Luther King Jr., Drive
Atlanta, Georgia 30334
(404) 656-2817
A100
Eff. 7/1/89
J. F. GULLION
Director
ARTICLES OF INCORPORATION DATA ENTRY FORM
FOR GEORGIA CORPORATIONS
I. Filing Date: 10-11-91       Code: DP     Docket Number: 91294415
Assigned Exam: 91      Amount: $                 By:
Charter Number: 9118117       Completed:
DO NOT WRITE ABOVE THIS LINE — SOS USE ONLY
NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE THE REMAINDER OF THIS FORM.
II. Corporate Name: FANNIN REGIONAL HOSPITAL, INC.
Mailing Address: 14550 Torrey Chase Boulevard, Suite 450
City: Houston       County: Harris       State: Texas            Zip Code: 77014
III. Fees Submitted By: CT Corporation System
Amount Enclosed: $
IV. Incorporator: J. F. Aultman
Address: 2 Peachtree Street, N.W.
City: Atlanta State: Georgia       Zip Code: 30383
Incorporator:
Address:
City:      State:      Zip Code:
V. Registered Agent/Office: CT Corporation System
Address: 2 Peachtree Street, N.W.
City: Atlanta            County: Fulton       State: Georgia            Zip Code: 30383

VI. ARTICLES OF INCORPORATION FILING CHECK-OFF LIST	Applicant	Examiner
1. Original and one conformed copy of Articles of Incorporation
2. Corporate name verification number
3. Authorized shares stated
4. Incorporator’s signature
5. Post effective date, if applicable
6. Number of pages attached:
VII. Applicant/Attorney: J. F. Aultman      Telephone: 404-658-1010
Address: 2 Peachtree Street, N.W.
City: Atlanta      State: Georgia       Zip Code: 30383
NOTICE: Attach original and one copy of the Articles of Incorporation and the Secretary of State filing fee ($80.00). Mail or deliver to the above address. This form does not replace the Articles of Incorporation.
I understand that the information on this form will be used in the Secretary of State Corporate database. I certify that a notice of intent to incorporate and a publishing fee of $40.00 has been mailed or delivered to an authorized newspaper, as required by law.
Signed: /s/J. F. Aultman      Date: October 7, 1991